UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

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Sino United Worldwide Consolidated Ltd.

(Exact name of Company as specified in its charter)

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Nevada	000-53737	30-0679981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-20 38th Ave. Unit 3G, Flushing, NY 11354

(Address of principal executive offices) (Zip Code)

718-395-8706

Company’s telephone number, including area code

AJ Greentech Holdings Ltd.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF CHAIRMAN

Effective July 17, 2017, the Board of Directors (the “Board”) of the Company appointed Mr. Ong Tee Keat as Chairman of the Board of Directors.

Mr. Keat was a member of the Parliament of Malaysia until 2013, elected as the Deputy Speaker of House of Representatives, Malaysian Parliament from 1990 to 1999, elected as the Executive Council Member of the Commonwealth Parliamentary Association from 1990 to 1995, served as the Deputy Minister for Youth and Sports Ministry of Malaysia from 2000 to 2006, served as the Deputy Minister for Higher Education Ministry of Malaysia from 2006 to 2008, served as the Minister for Transport of Malaysia from 2008 to 2010, and the 8th president of the Malaysian Chinese Association (MCA).

He is educated at Confucian High School in Kuala Lumpur, Ong went on to the prestigious Methodist Boys' School for Form Six studies. Six years after graduating as a mechanical engineer, and while enjoying a lucrative post at an engineering firm, he quit to become political secretary to the then Housing and Local Government Minister Datuk Lee Kim Sai in 1986.

Ong won several literary awards for his works was once a columnist for Chinese daily Sin Chew Jit Poh. His articles ran from 1979 to 1986.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2017
NAMI Corp.

	By:	/s/ Chu Li An
	Name:	Chu Li An
	Title:	CEO